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                      SARA LEE CORPORATION AND SUBSIDIARIES
                                                            EXHIBIT 10.4

                    AMENDMENT TO THE SUPPLEMENTAL BENEFIT PLAN


The Sara Lee Corporation Supplemental Benefit Plan was amended as follows:

2.2(a)    ESOP.  If the Participant is covered only by the ESOP, the
Participant's accrued Supplemental Benefit as of any date shall consist of the aggregate Employer contributions that would have been made to the ESOP on behalf of the Participant for each plan year prior to such date but which were not contributed because of the limitations of Sections 401(a)(17) or 415 of the Code, with such aggregate contributions adjusted upward or downward to reflect the investment experience under the ESOP, provided that for plan years of the ESOP ending prior to January 1, 1997, the Employer contribution that shall be considered to have been foregone in any plan year of the ESOP shall not, for purposes of this Plan, exceed 1.75 percent of that portion of the Participant's compensation (as determined under the ESOP) for that plan year in excess of the Code Section 401(a)(17) limit for that year.


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